                                                                      Exhibit 23

               [Letterhead of Deloitte Touche Brightman Almagor]
                              Our Ref: 703288
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Trinet Venture Capital Ltd., we hereby consent to the incorporation of our report dated March 20, 2001, included in Form 1O-K of Ampal-American Israel Corporation for the year ended December 31, 2000 (relating to the financial statements of Trinet Venture Capital Ltd. not included herein), into Ampal-American Israel Corporation's previously filed Registration Statements No. 333-61895 and No. 333-55970.


/s/ Brightman, Almagor & Co.
BRIGHTMAN ALMAGOR & CO.

Certified Public Accountants

A member of Deloitte Touche

March 26, 2001.